Exhibit 3.1

Dominion Energy, Inc.

Bylaws

As amended, effective May 5, 2021

Table of Contents

Article	Page

I	Name	1
II	Shareholders’ Meetings	1
III	Annual Meeting	1
IV	Special Meetings	1
V	Notice of Shareholders’ Meetings	2
VI	Voting Lists	3
VII	Quorum	3
VIII	Voting	3
IX	Record Date	4
X	Shareholder Proposals	4
XI	Board of Directors	6
XII	Proxy Access for Director Nominations	6
XIII	Manner of Election of Directors	13
XIV	Powers of Directors	13
XV	Executive and Other Committees	13
XVI	Meetings of Directors and Quorum	14
XVII	Action Without a Meeting	14
XVIII	Director Resignation and Removals	15
XIX	Board Vacancies	15
XX	Officers	15
XXI	Eligibility of Officers	15
XXII	Duties and Authority of Chair of the Board of Directors, Vice Chair, Chief Executive Officer and Others	16

XXIII	Vice Presidents	16

XXIV	Corporate Secretary	16
XXV	Treasurer	16
XXVI	Controller	17
XXVII	Officer Resignations and Removals	17
XXVIII	Officer Vacancies	17
XXIX	Certificates and Records for Shares	17
XXX	Transfer of Shares	18
XXXI	Voting of Shares Held	18
XXXII	Bonds, Debentures and Notes Issued Under an Indenture	19
XXXIII	Amendments	19
XXXIV	Emergency Bylaws	19
XXXV	Control Share Acquisitions	20

Article I.	Name.

The name of the Corporation is Dominion Energy, Inc.

Article II.	Shareholders' Meetings.

All meetings of the Shareholders shall be held at such place, within or without the Commonwealth of Virginia, as provided in the notice of the meeting provided in accordance with Article V - Notice of Shareholders' Meetings; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place and shall instead be held solely by means of remote communication as provided under the Virginia Stock Corporation Act.

Article III.	Annual Meeting.

The Annual Meeting of the Shareholders shall be held on any date during the period May 1 through May 31 as determined by the Board of Directors from year to year. In the event that such Annual Meeting is omitted by oversight or otherwise during this period, the Board of Directors shall cause a meeting to be held as soon thereafter as may be convenient, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for in Article IV - Special Meetings.

Article IV.	Special Meetings.

Special Meetings of the Shareholders shall be held whenever called by the Chair of the Board of Directors, the Vice Chair (if any), the Chief Executive Officer, or a majority of the Directors. Special Meetings of the Shareholders may also be held following the accrual or termination of voting rights of the Preferred Stock, whenever requested to be called in the manner provided in the Articles of Incorporation.

Special Meetings of the Shareholders shall also be held whenever called by the Corporate Secretary, upon the written request of the Shareholders owning continuously for a period of at least one year prior to the date of such request, more than 25% of all the outstanding shares of the Corporation (a "Qualifying Shareholder Request"). Each such written request must be signed by a Shareholder and delivered to the Corporate Secretary at the principal executive office of the Corporation and shall set forth (a) a brief description of the business desired to be brought before the Special Meeting of the Shareholders, including the complete text of any resolutions to be presented at the Special Meeting of the Shareholders, with respect to such business, and the reasons for conducting such business at the meeting; (b) the date of request; (c) the name and address, as they appear on the Corporation's books, of such Shareholder and of any Shareholder Associated Person (as defined in Article X); (d) the ownership information of such Shareholder and any Shareholder Associated Person as required by Article X, including a written agreement to update and supplement such information; (e) any material interest of such Shareholder and of any Shareholder Associated Person in such business; (f) a representation that such Shareholder intends to appear in person or by proxy at the Special Meeting of the Shareholders to transact the business specified and (g) a representation that each Shareholder intends to hold the shares of the Corporation's stock through the date of the Special Meeting of the Shareholders. Shareholder requests submitted with respect to the election of Directors shall include the information as required to be included in a notice of a Shareholder's intent to nominate a Director pursuant to Article XI.

Multiple shareholder requests delivered to the Corporate Secretary will be considered together to determine whether a Qualifying Shareholder Request has been made only if each such request (a) identifies substantially the same purpose or purposes of the Special Meeting of the Shareholders and substantially the same matters proposed to be acted on at the Special Meeting of the Shareholders, as determined in good faith by the Board of Directors, and (b) has been dated and delivered to the Corporate Secretary within sixty (60) days of the earliest dated shareholder request.

Any Shareholder may revoke their or its written shareholder request at any time by written revocation delivered to the Corporate Secretary at the principal executive office of the Corporation.

Business transacted at any Special Meeting of the Shareholders held pursuant to a Qualifying Shareholder Request shall be limited to the purpose(s) stated in the Qualifying Shareholder Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the Shareholders at any Special Meeting of the Shareholders held pursuant to a Qualifying Shareholder Request. If none of the Shareholders who made the Qualifying Shareholder Request appears or send a qualified representative to present the matters specified in the Qualifying Shareholder Request, the Corporation need not present such matters for a vote at such meeting.

The Corporate Secretary shall not be required to call a Special Meeting of the Shareholders if (a) the Board of Directors calls an Annual Meeting or Special Meeting of the Shareholders to be held not later than ninety (90) days after the first date on which valid Qualifying Shareholder Requests constituting more than 25% of all the outstanding shares of the Corporation have been delivered to the Corporate Secretary (the "Delivery Date") and the business to be conducted at such meeting is substantially similar to the business requested by a Shareholder to be brought before a Special Meeting of the Shareholders, as determined in good faith by the Board of Directors or (b) the Qualifying Shareholder Request (i) has a Delivery Date which is during the period commencing ninety (90) days prior to the one-year anniversary of the preceding year's Annual Meeting and ending on the date of the next Annual Meeting, (ii) contains an identical or substantially similar item to an item that was presented at any meeting of the Shareholders held within one hundred and twenty (120) days prior to the Delivery Date (for purposes of this clause (ii) the election of directors shall be deemed a similar item with respect to all items of business involving the election or removal of directors), (iii) relates to an item of business that is not a proper subject for Shareholder action under applicable law, (iv) was made in a manner that involved a violation of Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the "Exchange Act"), or other applicable law, or (v) does not comply with the provisions of this Article IV.

Any Special Meeting of the Shareholders held pursuant to a Qualifying Shareholder Request shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such Special Meeting of the Shareholders shall not be more than ninety (90) days after the Delivery Date.

Article V.	Notice of Shareholders' Meetings.

Notice stating the place, if any, means of remote communication, if any, and day and hour of each Shareholders' meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting, or such longer period as is specified below, by, or at the direction of, the Board of Directors or its Chair, the Vice Chair (if any), the Chief Executive Officer, the President or any Vice President or the Corporate Secretary or any Assistant Corporate Secretary, to each Shareholder of record entitled to vote at the meeting. Notice shall also be given to other Shareholders of record to the extent required by the Articles of Incorporation or by law. Notice may be mailed to a Shareholder at the Shareholder's registered address and such notice will be deemed to be given when deposited in the United States (“U.S.”) mail, postage-paid, addressed to the Shareholder at the Shareholder's address as it appears on the stock transfer books.

Alternatively, notice may be given to a Shareholder by electronic transmission as permitted by the Virginia Stock Corporation Act or any other applicable law and, in such case, shall be effective as provided therein.

Notice of a Shareholders' meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or share exchange, on a proposed dissolution of the Corporation, or on a proposed sale, lease or exchange, or other disposition of assets that would leave the Corporation without a significant continuing business activity, as defined in Section 13.1-724 of the Virginia Stock Corporation Act, shall be given not less than 25 nor more than 60 days before the date of the meeting. Any notice of a Shareholders' meeting to act on such a matter shall be accompanied by a copy of the applicable proposed amendment, plan of merger or share exchange, plan of dissolution or agreement effecting the disposition of assets.

If any Shareholders' meeting is adjourned to a different date, time or place, if any, notice need not be given if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed under Article IX, however, notice of the adjourned meeting shall be given under this Article to Shareholders entitled to notice as of the new record date. Any Shareholder who attends a meeting may be deemed to have waived notice of such meeting as provided in Section 13.1-659 of the Virginia Stock Corporation Act.

Article VI.	Voting Lists.

After the record date for a meeting of the Shareholders has been fixed pursuant to Article IX, or by law, and such record date has occurred, the officer or agent having charge of the share transfer books of the Corporation shall prepare an alphabetical list of the Shareholders of record entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each Shareholder. The Shareholders’ list shall be available for inspection by any Shareholder of record, beginning two business days after notice of such meeting is given and continuing through the meeting, at the principal office of the Corporation or, if the meeting is to be held at a place, at a place identified in the meeting notice in the city where the meeting will be held. In the event the Board of Directors has fixed a different record date to determine which Shareholders are entitled to vote at such meeting, a list of Shareholders of record entitled to vote, prepared in the same manner as the Shareholders’ list for notice, shall be similarly available for inspection by any Shareholder of record promptly after the record date for voting.  The Corporation shall make the list of Shareholders entitled to vote available at the meeting, and any Shareholder of record, or the Shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.  The original share transfer books, or a duplicate thereof, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or to vote, in person or by proxy, at any meeting of the Shareholders.  In addition to the foregoing inspection rights, any person who shall have been a Shareholder of record for at least 6 months immediately preceding delivery of such person’s demand or who is the holder of record of at least 5% of the outstanding shares of the Corporation entitled to vote generally in the election of Directors, or such Shareholder’s agent or attorney, upon demand that is made in good faith and for a proper purpose, and otherwise in accordance with the requirements of the Virginia Stock Corporation Act, shall have the right to copy such list(s) at such Shareholder’s expense, during regular business hours, during the period that it is available for inspection.

Article VII.	Quorum.

At any meeting of the Shareholders, a majority of the votes entitled to be cast on a matter shall constitute a quorum. A lesser interest may adjourn any meeting from time to time. The provisions of this Article are, however, subject to the provisions of the Articles of Incorporation.

Article VIII.	Voting.

When a quorum is present at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the action is the election of Directors, or is one upon which by express provision of law, the Articles of Incorporation, or these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Shareholders of record entitled to vote may vote at any meeting in person or by proxy executed in writing or by proxy authorized by any means permitted by the Virginia Stock Corporation Act or other applicable law. In each case, such proxy must be authorized by the Shareholder or by the Shareholder's duly authorized officer, director, employee or agent or attorney-in-fact, and shall be filed with or received by the inspector of election or other officer or agent of the Corporation authorized to tabulate votes for the meeting before being voted. A proxy shall designate only one person as proxy, except that proxies executed pursuant to a general solicitation of proxies may designate one or more persons, any one of whom may act as proxies. Proxies given for a specific Shareholders' meeting shall entitle the holders to vote at any adjournment of the meeting, but shall not be valid after the final adjournment of that meeting. No proxy shall be valid after 11 months from its date unless the appointment form expressly provides for a longer period of validity. Shareholders entitled to vote may also be represented by an agent personally present, duly designated by power of attorney, with or without power of substitution, and such power of attorney shall be produced at the meeting on request. Each holder of record of shares of any class shall, as to all matters in respect of which shares of any class have voting power, be entitled to one vote for each share of stock of such class standing in such holder's name on the books of the Corporation.

Article IX.	Record Date.

For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix the date on which it takes such action or a future date as the record date for any such determination of Shareholders, provided that such date shall not in any case be more than 70 days prior to the date on which the meeting or other action, requiring such determination of Shareholders, is to take place. The Board of Directors is authorized to delegate to the Corporate Secretary the determination of a record date for any meeting of Shareholders. If no record date shall be fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or for the determination of the Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders in such cases. A determination of Shareholders entitled to notice of or to vote at a Shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors or Corporate Secretary, as the case may be, fixes a new record date, which shall be done if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Article X.	Shareholder Proposals.

At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting of the Shareholders, business must be (a) specified in the notice of meeting (or any supplement) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a Shareholder who (i) is a Shareholder of record both at the time of giving the notice provided for in this Article X and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the notice procedures set forth in this Article X as to such business. For business to be properly brought before the Annual Meeting of the Shareholders pursuant to clause (c) of this Article X, such business must constitute a proper subject for Shareholder action under applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a Shareholder to propose business to be brought before an Annual Meeting of the Shareholders.

For business to be properly brought before an Annual Meeting of the Shareholders by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to, or mailed (including by electronic transmission) and received at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's Annual Meeting; provided, however, that if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. In no event shall any adjournment of an Annual Meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

A Shareholder's notice to the Corporate Secretary shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting of the Shareholders:

(a)

a brief description of the business desired to be brought before the Annual Meeting, including the complete text of any resolutions to be presented at the Annual Meeting, with respect to such business, and the reasons for conducting such business at the meeting;

(b)	the name and address, as they appear on the Corporation's books, of such Shareholder and of any Shareholder Associated Person (as defined below);

(c)

(i) the class and number of shares of the Corporation's stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Shareholder and any Shareholder Associated Person; (ii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such Shareholder's notice by, or on behalf of, such Shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person with respect to shares of stock of the Corporation; and (iii) a written agreement by such Shareholder to update and supplement the information required to be provided under this clause (c) by providing such information as of the record date for the Annual Meeting of the Shareholders, with such information being provided to the Corporate Secretary of the Corporation at the principal executive office of the Corporation not later than 10 days after such record date; and

(d)	any material interest of the Shareholder or such Shareholder Associated Person in such business.

A "Shareholder Associated Person" of any Shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Shareholder, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting of the Shareholders except in accordance with this Article X. In the event that a Shareholder attempts to bring business before an Annual Meeting without complying with the foregoing procedure, the Chair of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if the Chair shall so declare, such business shall not be transacted.

This Article X is expressly intended to apply to any business proposed to be brought before an Annual Meeting of the Shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Article X shall be deemed to affect the rights of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. The foregoing provisions are not applicable to Shareholder nominations of Directors, the process for which is set forth in Article XI and Article XII.

Article XI.	Board of Directors.

A Board of Directors shall be chosen by ballot at the Annual Meeting of the Shareholders or at any meeting held in lieu thereof as herein before provided, or at any Special Meeting of the Shareholders called for the purpose of the election of Directors.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally. However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 60 days in advance of such meeting (except that, if public disclosure of the meeting is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure). Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Article XII.	Proxy Access for Director Nominations.

(a)

Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of the Shareholders, subject to the provisions of this Article XII, the Corporation shall include in its proxy materials for such Annual Meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the "Shareholder Nominee") to the Board of Directors by an Eligible Shareholder who expressly elects at the time of providing the notice required by this Article XII (the "Notice of Proxy Access Nomination") to have its nominee included in the Corporation's proxy materials pursuant to this Article XII. An "Eligible Shareholder" is defined as a Shareholder or group of no more than 20 Shareholders (counting as one Shareholder, for this purpose, any two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) that satisfies the requirements of section (e) of this Article XII. As used herein, the term "Eligible Shareholder" means such Shareholder or Shareholder group, including each member thereof to the extent the context requires. In the event that the Eligible Shareholder consists of a group of Shareholders, any and all requirements and obligations for an individual Eligible Shareholder that are set forth in these Bylaws, including the Minimum Holding Period (defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (defined below) shall apply to the ownership of the group in the aggregate. For purposes of this Article XII, the "Required Information" that the Corporation will include in its proxy materials is the information provided to the Corporate Secretary concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation's proxy materials by the regulations promulgated under the Exchange Act, and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)' candidacy (the "Statement"). Notwithstanding anything to the contrary contained in this Article XII, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Shareholder Nominee.

(b)

To be timely, the Notice of Proxy Access Nomination must be addressed to the Corporate Secretary and delivered to, or mailed to (including by electronic transmission) and received by, the Corporate Secretary no more than one hundred fifty (150) days and no less than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy materials for the previous year's Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely the Notice of Proxy Access Nomination must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. The advance notice requirement specified in this Article XII(b) is the Corporation's "advance notice provision" for purposes of Rule 14a-18 under the Exchange Act.

(c)

The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation's proxy materials with respect to an Annual Meeting shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of Directors in office (rounded down to the nearest whole number below twenty percent) (the "Maximum Number") as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article XII (the "Final Proxy Access Nomination Date"). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number included in the Corporation's proxy materials shall be calculated based on the number of Directors in office as so reduced.

The following individuals shall be counted for purposes of determining when the Maximum Number has been reached: (i) any individual nominated by an Eligible Shareholder for inclusion in the Corporation's proxy materials pursuant to this Article XII whom the Board of Directors decides to nominate as a nominee of the Board of Directors, (ii) any individual nominated by an Eligible Shareholder for inclusion in the Corporation's proxy materials pursuant to this Article XII but whose nomination is subsequently withdrawn, shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees provided for in this Article XII has been reached, and (iii) any Director in office as of the Final Proxy Access Nomination Date who was included in the Corporation's proxy materials as a Shareholder Nominee for any of the three (3) preceding Annual Meetings (including any individual counted as a Shareholder Nominee pursuant to item (i)). Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation's proxy materials pursuant to this Article XII shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation's proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article XII exceeds the Maximum Number provided for in this Article XII. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article XII exceeds the Maximum Number provided for in this Article XII, the highest ranking Shareholder Nominee who meets the requirements of this Article XII from each Eligible Shareholder will be selected for inclusion in the Corporation's proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation's outstanding common stock each Eligible Shareholder disclosed as Owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Article XII from each Eligible Shareholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

(d)	For purposes of this Article XII, a Shareholder shall "Own" only those outstanding shares of common stock of the Corporation as to which the Shareholder possesses both:
(i)	the full voting and investment rights pertaining to the shares; and
(ii)	the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(x)	sold by such Shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

(y)	borrowed by such Shareholder or any of its affiliates for any purposes or purchased by such Shareholder or any of its affiliates pursuant to an agreement to resell; or

(z)

subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:

(1)	reducing in any manner, to any extent or at any time in the future, such Shareholder's or its affiliates' full right to vote or direct the voting of any such shares; and/or

(2)	hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Shareholder or its affiliates.

A Shareholder shall "Own" shares held in the name of a nominee or other intermediary so long as the Shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A Shareholder's ownership of shares shall be deemed to continue during (i) any period in which shares have been loaned, provided that the Shareholder has the power to recall such loaned shares on five (5) business days' notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the proxy materials, and (ii) any period in which the Shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Shareholder. The terms "Owned," "Owning" and other variations of the word "Own" shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are "Owned" for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Article XII, the term "affiliate" or "affiliates" shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. A Shareholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to Own for the purposes of this Article XII.

(e)

In order to make a nomination pursuant to this Article XII, a Shareholder must have Owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation's outstanding common stock (the "Required Shares") continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Corporate Secretary in accordance with this Article XII and the record date for determining the Shareholders entitled to vote at the Annual Meeting and must continue to Own the Required Shares through the meeting date. For purposes of this Article XII, the "Required Ownership Percentage" is 3% or more, and the "Minimum Holding Period" is three (3) years.

(f)

Within the time period specified in this Article XII for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following information in writing to the Corporate Secretary:

(i)

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Corporate Secretary, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder's agreement to provide, within five (5) business days after the record date for the Annual Meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder's continuous ownership of the Required Shares through the record date;

(ii)	a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)	the information, representations and agreements that are the same as those that would be required to be set forth in a Shareholder's notice of nomination pursuant to Article XI of these Bylaws;

(iv)	the consent of each Shareholder Nominee to being named in the proxy materials as a nominee and to serving as a Director if elected;

(v)	a representation that the Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder):

(A)	acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,

(B)	presently intends to maintain qualifying ownership of the Required Shares through the date of the Annual Meeting,

(C)	has not nominated and will not nominate for election any individual as a Director at the Annual Meeting, other than its Shareholder Nominee(s),

(D)

has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the Annual Meeting, other than its Shareholder Nominee(s) or a nominee of the Board of Directors,

(E)	will not distribute to any Shareholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation;

(F)

agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the Annual Meeting or applicable to the filing and use, if any, of soliciting material, and

(G)

will provide facts, statements and other information in all communications with the Corporation and its Shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Shareholder agrees to:
(A)

assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder's communications with the Shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation;

(B)

indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article XII; and

(C)

file with the Securities and Exchange Commission any solicitation or other communication with the Corporation's Shareholders relating to the Annual Meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and

(vii)

in the case of a nomination by a group of Shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g)

Within the time period specified in this Article XII for delivering the Notice of Proxy Access Nomination, a Shareholder Nominee must deliver to the Corporate Secretary a written representation and agreement that such person:

(i)	will act as a representative of all of the Shareholders of the Corporation while serving as a Director;

(ii)

is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation (a "Voting Commitment") or (2) any Voting Commitment that could limit or interfere with such Shareholder Nominee's ability to comply, if elected as a Director of the Corporation, with such Shareholder Nominee's fiduciary duties under applicable law;

(iii)

is not or will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with candidacy or service as a Director of the Corporation that has not been disclosed to the Corporation as provided in section (h);

(iv)

will comply with the Corporation's Code of Ethics and Business Conduct, Corporate Governance Guidelines, and other policies and procedures, including conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to Directors, as well as the applicable provisions of these Bylaws; and

(v)

will provide facts, statements and other information in all communications with the Corporation and its Shareholders that are or will be true and correct in all material respects, and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)

At the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation's Directors and officers within five (5) business days of receipt. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation's common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's Directors (the "Applicable Independence Standards"). If the Shareholder Nominee is or becomes a party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation or a wholly-owned subsidiary of the Corporation ("Third-Party Compensation"), or has received or will receive any such Third-Party Compensation in connection with candidacy or service as a Director of the Corporation (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a Director), such Third-Party Compensation must be fully and completely disclosed to the Corporation's Directors and officers in the manner provided by this section (h); in addition, any such Third-Party Compensation related to the Shareholder Nominee's service as a Director of the Corporation may not continue and must cease immediately if the Shareholder Nominee becomes a Director of the Corporation.

(i)

In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Corporation or its Shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Corporate Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(j) The Corporation shall not be required to include, pursuant to this Article XII, a Shareholder Nominee in its proxy materials for any Annual Meeting:
(i)

for which the Corporate Secretary receives a notice that a Shareholder has nominated such Shareholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for Director set forth in Article XI of these Bylaws;

(ii)

if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the Annual Meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(iii)	who is not independent under the Applicable Independence Standards, in each case as determined by the Board of Directors in its sole discretion;

(iv)

whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation;

(v)	who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(vi)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(vii)	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(viii)

if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion;

(ix)	who is a director or officer for any public utility company regulated by the Federal Energy Regulatory Commission;

(x)	if the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, this Article XII; or

(xi)

whose then-current or within the preceding ten years' business or personal interests place such Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate the standard of conduct applicable to directors under Virginia law.

(k)

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the Chair of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)

the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations under this Article XII, as determined by the Board of Directors or the Chair of the meeting, in each case, in its or their sole discretion; or

(ii)	the Eligible Shareholder (or a qualified representative thereof) does not appear at the Annual Meeting to present any nomination pursuant to this Article XII.

Any Shareholder Nominee who is included in the Corporation's proxy materials for a particular Annual Meeting but either

(i)	withdraws from or becomes ineligible or unavailable for election at the Annual Meeting; or

(ii)	does not receive at least 25% of the votes cast in favor of such Shareholder Nominee's election will be ineligible to be a Shareholder Nominee pursuant to this Article XII for the next two (2) Annual Meetings.

(l)

The Board of Directors shall have the exclusive power and authority to interpret the provisions of this Article XII of these Bylaws and make all determinations deemed necessary or advisable in connection with this Article XII. All such actions, interpretations and determinations that are done or made by the Board of Directors shall be final, conclusive and binding on the Corporation, the Shareholders and all other parties.

(m)	No Shareholder shall be permitted to join more than one group of Shareholders to become an Eligible Shareholder for purposes of nominations pursuant to this Article XII per each Annual Meeting.

(n)

This Article XII shall be the exclusive method for Shareholders to include nominees for Director in the Corporation's proxy materials. For the avoidance of doubt, section (l) shall not prevent any Shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Article XI of these Bylaws.

Article XIII.	Manner of Election of Directors.

Except as otherwise provided in Article XIX or the Articles of Incorporation, each Director shall be elected by a majority of votes cast at any meeting of Shareholders for the election of Directors at which a quorum is present, provided that if the number of Director nominees exceeds the number of Directors to be elected, the Directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of Directors.

If an incumbent Director is not reelected, the Director shall offer their resignation promptly to the Board of Directors. Within 90 days following certification of the election results, the Board of Directors shall act on the offered resignation. In determining whether to accept the offered resignation, the Board of Directors shall consider any recommendation of the Compensation, Governance and Nominating Committee or any committee responsible for the nomination of Directors, the factors considered by that committee and any additional information and factors that the Board of Directors believes to be relevant.

Article XIV.	Powers of Directors.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, and so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Virginia or with the Articles of Incorporation.

Article XV.	Executive and Other Committees.

The Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of its number to constitute an Executive Committee. If a quorum is present at a duly noticed or regular meeting of the Committee, the Committee may act upon the affirmative vote of a majority of the Committee members present.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except that the Executive Committee shall not (a) approve or recommend to Shareholders action that Virginia Stock Corporation Act requires to be approved by Shareholders; (b) fill vacancies on the Board of Directors or any of its Committees or elect officers; (c) amend the Articles of Incorporation; (d) adopt, amend or repeal these Bylaws; (e) approve a plan of merger not requiring Shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize the Executive Committee to do so subject to the limits, if any, prescribed by the Board of Directors. If the Executive Committee is created for any designated purpose, its authority shall be limited to such purpose. The Executive Committee shall report its action to the Board of Directors. Regular and special meetings of the Executive Committee may be called and held subject to the same requirements with respect to time, place, if any, and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

Members of the Executive Committee shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

The Board of Directors likewise may appoint from their number, from the directors of affiliated corporations or from officers of the Corporation other Committees from time to time, the number composing such Committees and the power conferred upon the same to be subject to the foregoing exceptions for an Executive Committee but otherwise as determined by vote of the Board of Directors provided that any Committee empowered to exercise the authority of the Board of Directors shall be composed only of members of the Board of Directors. The Board of Directors may designate one or more Directors to represent the Corporation at meetings of committees of the Board of Directors of affiliated corporations. Members of such committees, and Directors so designated, shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

Article XVI.	Meetings of Directors and Quorum.

Meetings of the Board of Directors may be held within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chair of the Board, the Vice Chair (if any), the Chief Executive Officer, President or any Vice President, the Corporate Secretary or three or more Directors and the Corporate Secretary or an Assistant Corporate Secretary shall give not less than forty-eight (48) hours notice by letter, electronic mail or telephone (or in person) of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places, if any, fixed by resolution of the Board.

The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

A written waiver of notice signed by the Director entitled to such notice, whether before or after the date of the meeting, shall be equivalent to giving notice. A Director who attends or participates in a meeting shall be deemed to have waived timely and proper notice of the meeting unless the Director, at the beginning of the meeting or promptly upon their arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

A majority of the number of Directors fixed at the time in accordance with the Articles of Incorporation or such greater number as may be specifically provided in the Virginia Stock Corporation Act shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be reconvened and held without further notice so long as the new date, time and place, if any, is announced at the meeting prior to adjournment. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

Article XVII.	Action Without a Meeting.

Any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors or of a Committee, may be taken without a meeting if a consent in writing (which may be in any number of counterparts), setting forth the action so to be taken, shall be signed by all of the Directors, or all of the members of the Committee, as the case may be, either before or after such action is taken, and delivered to the Corporate Secretary. A Director's consent may be withdrawn by a revocation signed by the Director and delivered to the Corporate Secretary prior to the delivery to the Corporate Secretary of unrevoked written consents signed by all of the Directors. For purposes of this Article, the signing and delivery of the written consent may be accomplished by electronic transmission. When all Directors have signed and delivered a written consent to the Corporate Secretary, such consents shall have the same force and effect as a unanimous vote.

Article XVIII.	Director Resignation and Removals.

Any Director may resign at any time either from the Board of Directors or from any Committee of which the Director is a member by giving a written resignation to the Board of Directors or its Chair, or to the Vice Chair (if any), or to the Chief Executive Officer or to the Corporate Secretary or, in the case of a resignation from a Committee, to the chair of the Committee. Any such resignation shall take effect upon receipt of the written resignation by one of the specified recipients, unless a later effective time is specified in the resignation. Unless otherwise specified in the resignation or in these Bylaws, the acceptance of such resignation shall not be necessary to make it effective. Any resignation delivered under Article XIII shall require acceptance to make it effective.

At any meeting called for the purpose of removing a Director, the Shareholders may, with the affirmative vote of a majority of the votes entitled to be cast on the matter, remove any Director from office for cause. The Shareholders may then elect a successor to a Director removed from office if such purpose was included in the meeting notice. The nomination and election of such successor shall be accomplished in the same manner provided in these Bylaws for nomination and election of Directors at an Annual Meeting of the Shareholders. The Board of Directors, by vote of a majority of the whole Board, may remove from any Committee of the Board any member of that Committee, with or without cause.

Article XIX.	Board Vacancies.

Except as otherwise provided in the Articles of Incorporation, if the office of any Director shall become vacant, the Directors, at the time in office, whether or not a quorum, may by majority vote of the Directors then in office, choose a successor who shall hold office until the next Annual Meeting of Shareholders. Vacancies resulting from an increase in the number of Directors shall be filled in the same manner. If the vacancy results from the removal of a Director by the Shareholders as provided in Article XVIII, the vacancy may also be filled by the Shareholders as provided in such Article.

Article XX.	Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (as one or more may be elected an Executive Vice President or Senior Vice President), a Corporate Secretary, a Treasurer and a Controller. The Chair of the Board of Directors and the Vice Chair (if any) shall be officers of the Corporation if they are concurrently employed by the Corporation. The officers and the Chair of the Board of Directors and the Vice Chair (if any) shall be elected or appointed by the Board of Directors after each election of Directors by the Shareholders, and a meeting of the Board of Directors may be held without notice for the purpose of electing officers following the Annual Meeting of the Shareholders.

The Board of Directors, in its discretion, may appoint one or more Assistant Corporate Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers or agents as it may deem advisable, and prescribe their duties.

Article XXI.	Eligibility of Officers.

The Chair of the Board of Directors and the Vice Chair (if any) shall be Directors. Any person may hold more than one office provided, however, that neither the Corporate Secretary, the Treasurer nor the Controller shall at the same time hold the office of Chair of the Board of Directors, Vice Chair (if any), Chief Executive Officer or President.

Article XXII.	Duties and Authority of Chair of the Board of Directors, Vice Chair, Chief Executive Officer and Others.

The Chair of the Board of Directors or the Vice Chair (if any) shall preside at the meetings of the Board of Directors. The Chair or the Vice Chair (if any) may call meetings of the Board of Directors and of any Committee whenever it is deemed necessary. The Chair, the Vice Chair (if any) or the Chief Executive Officer shall call to order, and act as Chair of, all meetings of the Shareholders, and shall prescribe such rules of procedure not inconsistent with these Bylaws or the Virginia Stock Corporation Act, and may adjourn such meetings to be reconvened at a later time or date or at another place or, with the authorization of the Board of Directors in its sole discretion, solely by means of remote communication as provided under the Virginia Stock Corporation Act. The Chair and the Vice Chair (if any) shall perform the duties commonly incident to such office and such other duties as the Board of Directors shall designate from time to time.

In the absence of the Chair of the Board of Directors or the Vice Chair (if any), the Chief Executive Officer shall perform their duties. The Chief Executive Officer shall perform the duties commonly incident to the office of Chief Executive Officer and such other duties as the Board of Directors shall designate from time to time. The Chief Executive Officer, the President and each Vice President shall have authority to sign certificates for shares of stock, bonds, deeds and contracts and to delegate such authority in such manner as may be approved by the Chief Executive Officer or the President.

If the Chair, Vice Chair (if any) and Chief Executive Officer are unable to serve as Chair of any Shareholders' meeting, then the President or the Corporate Secretary, may serve in their place.

Article XXIII.	Vice Presidents.

Each Vice President shall perform such duties and have such other powers as the Board of Directors or Chief Executive Officer shall designate from time to time. In the event of the absence or disability of the Chief Executive Officer or the President, the duties and powers of such offices shall be performed and exercised by the Vice President designated to so act by the line of succession provided by the Board of Directors, or if not so provided by the Board of Directors, in accordance with the order of priority set forth in Article XXXIV.

Article XXIV.	Corporate Secretary.

The Corporate Secretary shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive Committee, respectively, shall perform the duties commonly incident to the office of corporate secretary, and shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer shall designate from time to time. The Corporate Secretary shall have power together with the Chief Executive Officer, the President or a Vice President, to sign certificates for shares of stock. In the Corporate Secretary's absence, an Assistant Corporate Secretary shall perform the duties of the office.

Article XXV.	Treasurer.

The Treasurer, subject to the order of the Board of Directors or Chief Executive Officer, shall have the care and custody of the money, funds and securities of the Corporation and shall have and exercise under the supervision of the Board of Directors or Chief Executive Officer, all the powers and duties commonly incident to the office of treasurer and shall deposit all funds of the Corporation in a bank or banks, trust company or trust companies or with a firm or firms doing a banking business, pursuant to a specific or general authorization from the Board of Directors or Chief Executive Officer. The Treasurer may endorse for deposit or collection all checks, notes, et cetera, payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and, together with the Chief Executive Officer, the President or a Vice President, may sign certificates for shares of stock.

All checks, drafts, notes and other obligations for the payment of money except bonds, debentures and notes issued under an indenture shall be signed either manually or, if and to the extent authorized by the Board of Directors or Chief Executive Officer, through facsimile, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors, Chief Executive Officer or an officer designated by the Board of Directors shall authorize. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person as the Treasurer shall designate.

Article XXVI.	Controller.

The Controller shall keep accurate books of account of the Corporation's transactions and shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer shall designate from time to time.

Article XXVII.	Officer Resignation and Removals.

Any officer may resign at any time by giving written notice to the Board of Directors, to the Chair of the Board of Directors, to the Vice Chair (if any), to the Chief Executive Officer or to the Corporate Secretary. Any such resignation shall take effect upon receipt of the written notice by one of the specified recipients, unless a later effective time is specified in the notice. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

The Board of Directors, by vote of a majority of the entire Board, may remove any officer or agent, with or without cause.

Article XXVIII.	Officer Vacancies.

If the office of any officer or agent, one or more, becomes vacant by reason of death, disability, resignation, removal, disqualification or otherwise, the Directors at the time in office, if a quorum, may, by a majority vote at a meeting at which a quorum is present, choose a successor or successors who shall hold office for the unexpired term or until such officer's successor is duly elected and qualified or the position is eliminated.

Article XXIX.	Certificates and Records for Shares.

(a)

Every Shareholder shall be entitled to a certificate or certificates for shares of record owned by such Shareholder in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary. The Board of Directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such transfer agents and/or registrars. If certificates for shares are signed, either manually or by facsimile, engraved or printed, by a transfer agent or by a registrar, the signatures of the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimiles.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.

Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Virginia Stock Corporation Act or other applicable law.

(b)

Except as otherwise required by the Virginia Stock Corporation Act or for the purpose of determining who is an Eligible Shareholder as provided for in Article XII, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Article XXX.	Transfer of Shares.

Shares may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares, and shall be transferable on the books of the Corporation upon surrender so assigned or endorsed. Where shares have been issued without certificates, shares may be transferred by a written instrument of assignment or a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the records of the Corporation to be the owner of such shares, and shall be transferable on the books of the Corporation upon delivery of such instrument or power of attorney to the Corporation.

Article XXXI.	Voting of Shares Held.

Unless the Board of Directors shall otherwise provide, the Chair of the Board of Directors, the Vice Chair (if any), the Chief Executive Officer, the President, any Vice President, or the Corporate Secretary may from time to time appoint one or more attorneys-in-fact or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or other legal entity, any of whose stock or securities of which may be held by the Corporation, at meetings of the holders of any such other corporations or entities, or to consent in writing to any action by any such other corporation or entities, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as they may deem necessary or proper in the premises; or either the Chair of the Board of Directors, the Vice Chair (if any), the Chief Executive Officer, the President or the Corporate Secretary may attend any meeting of the shareholders or securityholders of any such other corporation or entity and vote or exercise any or all other powers of the Corporation as the shareholder or securityholder of such other corporation or entity.

Article XXXII.	Bonds, Debentures and Notes Issued Under an Indenture.

All bonds, debentures and notes issued under an indenture may be signed by (a) the Chief Executive Officer, the President or any Vice President or such other officer or agent as the Board of Directors shall authorize and by the Corporate Secretary or any Assistant Corporate Secretary or by the Treasurer or any Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize, or (b) such officer or officers as may be specified in the indenture. The signature of any authorized officer of the Corporation on bonds, debentures and notes authenticated by a corporate trustee may be made manually or by facsimile.

Article XXXIII.	Amendments.

Both the Board of Directors and the Shareholders of record entitled to vote on the matter shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws, but Bylaws enacted by the Shareholders, if expressly so provided, may not be altered, amended or repealed by the Directors.

Notwithstanding the foregoing, Articles IV and XI of these Bylaws may not be amended, altered, changed or repealed without the affirmative vote of a majority of the votes entitled to be cast on the matter.

Article XXXIV.	Emergency Bylaws.

The Emergency Bylaws provided in this Article XXXIV shall be operative during any emergency notwithstanding any different provision in these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act. An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the other Articles of these Bylaws shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a)

Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by the person calling the meeting. The notice shall specify the time and place, if any, of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, electronic transmission or telephone, the notice shall be addressed to the Director's address or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice, but otherwise shall be given any time before the meeting as the person giving the notice shall deem necessary.

(b)

At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with the Articles of Incorporation. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, as determined by the following provisions and in the following order of priority, up to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting:

(i)	The President, if not a Director;

(ii)

The Executive Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iii)

The Senior Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iv)

All other Vice Presidents at the principal office of the Corporation in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(v)

Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c)

The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation for any reason shall be rendered incapable of discharging their duties.

(d)

The Board of Directors, before and during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

No officer, Director or employee shall be liable for any action taken in accordance with these Emergency Bylaws so long as they discharge their duties in accordance with their good faith business judgment of the best interests of the Corporation.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the Shareholders of record entitled to vote on the matter, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these

Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

Article XXXV.	Control Share Acquisitions.

In the event that any acquiring person (an "Acquiring Person") as defined in Section 13.1-728.1 of the Virginia Stock Corporation Act, either (a) fails to comply with the provisions of Section 13.1-728.4 of the Virginia Stock Corporation Act or (b) fails to obtain the approval of the Shareholders of the Corporation at any meeting held pursuant to Section 13.1-728.5 of the Virginia Stock Corporation Act, then the Corporation shall have authority, upon approval by resolution of the Board of Directors to call for redemption, at any time within 60 days after the last acquisition of any such shares by such Acquiring Person or the date of such meeting, as the case may be, and thereafter to redeem on such date within such 60-day period as may be specified in such resolution (the "Redemption Date") all shares of common stock of the Corporation theretofore acquired by the Acquiring Person in a control share acquisition (as defined in Section 13.1-728.1 of the Virginia Stock Corporation Act) and then owned beneficially by such Acquiring Person, as such number of shares may be either (a) shown on any control share acquisition statement or any statement or report filed by the Acquiring Person with the Securities and Exchange Commission under the Exchange Act or (b) otherwise determined by the Board of Directors. The redemption price shall be computed in accordance with Section 13.1-728.7 of the Virginia Stock Corporation Act and paid in cash on the Redemption Date against delivery at the principal office of the Corporation of certificates evidencing the shares so redeemed.

All determinations by the Board of Directors as to (a) the status of any person as an Acquiring Person under the Virginia Stock Corporation Act, (b) the number of shares of the Corporation owned by such Acquiring Person, (c) the timeliness of compliance by any Acquiring Person within Section 13.1-728.4 of the Virginia Stock Corporation Act, or (d) the interpretation of the Virginia Stock Corporation Act or this Article if made in good faith, shall be conclusive and binding on all persons.